Exhibit 21


                        ILLINOIS CENTRAL RAILROAD COMPANY
                          Subsidiaries of the Registrant
                             as of December 31, 1994

Name                                        Place of Incorporation

Subsidiaries included in the financial statements, which are 100% owned:

Chicago Intermodal Company                       Delaware
Kensington and Eastern Railroad Company          Illinois
Mississippi Valley Corporation                   Delaware
Waterloo Railway Company                         Delaware